Exhibit (a)(1)(E)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

Exar Corporation

Pursuant to the Offer to Purchase

dated April 13, 2017

of

Eagle Acquisition Corporation

a wholly-owned subsidiary of

MaxLinear, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT (EASTERN TIME)

AT THE END OF MAY 11, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.0001 per share, of Exar Corporation and any other documents required by the Letter of Transmittal cannot be delivered to Computershare Trust Company, N.A. (the “Depositary”) by the expiration of the Offer. Such form may be delivered or transmitted by telegram, telex, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase, dated April 13, 2017 (as it may be subsequently amended or supplemented from time to time, the “Offer to Purchase”).

The Depositary for the Offer to Purchase is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:

Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	(For Eligible Institutions only) (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare ec/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER

THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE

NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined herein) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND STOCK CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES, IF ANY, SHOULD BE SENT TO THE EXCHANGE AGENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (UNLESS A CONFIRMATION OF BOOK-ENTRY TRANSFER IS USED FOR SHARES TENDERED THROUGH DTC). NOTICE OF GUARANTEED DELIVERY FOR PHYSICAL SHARE PRESENTATION BY BROKER MUST BE FAXED TO THE AGENT BEFORE ITS COVERED.

VOLUNTARY CORPORATE ACTIONS COY: EXAR

Ladies and Gentlemen:

The undersigned hereby tenders to Eagle Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of MaxLinear, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the offer to purchase, as it may be amended or supplemented from time to time (the “Offer to Purchase”), and the related Letter of Transmittal, as it may be amended or supplemented from time to time (the “Letter of Transmittal”, which, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time in accordance with the terms of the Merger Agreement, dated March 28, 2017, by and among Parent, Purchaser and Exar, constitutes the “Offer”), receipt of which is hereby acknowledged, the number of shares indicated below of common stock, par value $0.0001 per share (the “Shares”), of Exar Corporation, a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered

Certificate Numbers (if available)

If delivery will be by book-entry transfer:

Name of Tendering Institution

Account Number

SIGN HERE

(Signature(s))

(Name(s)) (Please Print)

(Addresses)

(Zip Code)

(Area Code and Telephone Number)

GUARANTEE (Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (an “Eligible Institution”), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated:                 , 2017.

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